UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 21, 2012

ALEXANDER’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On October 21, 2012, Alexander’s Kings Plaza LLC, Alexander’s of Kings LLC and Kings Parking LLC, indirect wholly-owned subsidiaries of Alexander's, Inc. (collectively, the “Contributors”) entered into a Contribution Agreement (the “Agreement”) with Brooklyn Kings Plaza, LLC, a wholly owned subsidiary of The Macerich Company, (the “Contributee”), whereby the Contributors have agreed to contribute to the Contributee, their interests in the 1.2 million square foot Kings Plaza Regional Shopping Center, Brooklyn, New York.  Under the Agreement, the Contributors will receive $751 million of consideration, of which up to $30 million may be payable in common shares of The Macerich Company, at the option of the Contributors.  The Agreement contains customary representations, warranties, covenants, and indemnification for breaches of representations and warranties and other matters.  The transaction, which is subject to customary closing conditions, is expected to be completed in the fourth quarter.

            On October 22, 2012, Alexander's, Inc. issued a press release related to the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

         (d)              Exhibits

                        99.1     Press Release of Alexander’s, Inc. dated October 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and Chief Financial Officer

Date: October 22, 2012